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                                  Exhibit 21.01

                                  SUBSIDIARIES

711 West Development Park, LLC, a Delaware limited liability company
Brentwood Boulevard Hotel Development, LLC, a Delaware limited liability company Capital Horizon Fund, LLC, a Delaware limited liability company
Choice Capital Corp., a Delaware corporation
Choice Hotels Australia Pty. Ltd., an Australian company
Choice Hotels Canada, Inc. (50% owned), a Canadian corporation
Choice Hotels International Asia Pacific, Pty., an Australian company
Choice Hotels International Services Corp., a Delaware corporation
Choice Hotels Limited, a Cayman Islands company
Choice Hotels Netherlands Antilles N.V., a Netherlands Antilles corporation Choice Hotels Singapore Pte. Ltd., a Singapore company
Choice Hotels Systems, Inc., a Canadian corporation
Choice International Hospitality Services Licensing Co. B.V., a Netherlands
  company
Choice International Hospitality Services, Inc., a Delaware corporation
Dry Pocket Road Hotel Development, LLC, a Delaware limited liability company Park Lane Drive Hotel Development, LLC, a Delaware limited liability company Quality Hotels Limited, a United Kingdom company